Exhibit 23.2

Cawley, Gillespie & Associates, Inc.

 petroleum consultants

13640 BRIARWICK DRIVE, SUITE 100 306 WEST SEVENTH STREET, SUITE 302 1000 LOUISIANA STREET, SUITE 1900

AUSTIN, TEXAS 78729-1707 FORT WORTH, TEXAS 76102-4987 HOUSTON, TEXAS 77002-5008

512-249-7000 817- 336-2461 713-651-99441-9944

www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We consent to the incorporation by reference in the registration statement (File No. 333-269107) on Form S-8 and the registration statement (File No. 333-269228) on Form S-3 of Sitio Royalties Corp. (the “Company”) of our report for the Company and the references to our firm and said report, in the context in which they appear, in this Annual Report on Form 10-K of the Company for the year ended December 31, 2022 (this “Form 10-K”), which report is included as an exhibit to this Form 10-K.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693
/s/ J. Zane Meekins
J. Zane Meekins, P. E.
Executive Vice President

Fort Worth, Texas

March 8, 2023